                                                                    Exhibit 7(d)

Tele-Communications, Inc.                Liberty Media Corporation
5619 DTC Parkway                         8101 East Prentice Avenue, Suite 500
Englewood, Colorado 80111                Englewood, Colorado 80111


                                         March 5, 1999


Dr. John C.  Malone
Ms. Leslie Malone
Mr. Gary Magness
Mr. Kim Magness
Magness Securities LLC
Magness FT Investment Company, LLC
The Kim Magness Family Foundation
The Gary Magness Family Foundation
c/o Tele-Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Ladies and Gentlemen:

          Reference is made to the Stockholders' Agreement, dated as of February 9, 1998, among TCI, John C. Malone, Leslie Malone, Gary Magness, both in any Representative Capacity and individually, Kim Magness, both in any Representative Capacity and individually, the Estate of Bob Magness and the Estate of Betsy Magness (the "Stockholders' Agreement"). As you know, after the original execution of the Stockholders' Agreement, Magness Securities LLC, Magness FT Investment Company, LLC, The Kim Magness Family Foundation and The Gary Magness Family Foundation were each added as a party and a member of the "Magness Group." Capitalized terms used but not expressly defined in this letter have the meanings given to them in the Stockholders' Agreement. Section references in this letter are to Sections of the Stockholders' Agreement.

          The purpose of this letter is to confirm and clarify the following:

          1. Each of you consents to the assignment by TCI to Liberty Ventures Group LLC, a Delaware limited liability company ("LVG"), and the subsequent assignment by LVG to Liberty Media Corporation, a Delaware corporation ("LMC"), of all of TCI's rights, interests and obligations under the Stockholders' Agreement, and agrees that upon such assignments TCI shall have no further rights or obligations under the Stockholders' Agreement.
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          2.   TCI agrees with each of you that if, for any reason, the
Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, among TCI, AT&T Corp., a New York corporation ("AT&T"), and Italy Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("MergerSub"), terminates without consummation of the merger of MergerSub into TCI contemplated thereby (the "Merger"), the assignments described in paragraph 1 will be rescinded.

          3. From and after the Merger (and after giving effect to the assignments provided for above), the Stockholders' Agreement will continue in effect in accordance with its terms and the following:

     (a) References to "TCI" will be references to LMC and any successor (by merger, consolidation, sale, transfer, exchange, or otherwise) to all or substantially all of its business and assets, other than a Spin-Off Company (LMC and any such successor being referred to herein as "Liberty").

     (b) The definition of the term "Director Votes" is deleted from Exhibit A to the Stockholders' Agreement.

     (c) The term "Company" will mean (i) Liberty if and while common stock of which it is the issuer is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or (ii) any "Spin-Off Company" if and while common stock of which it is the issuer is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and a majority of Liberty's directors then in office constitute a majority of the Board of Directors of such Spin-Off Company.

     (d) The term "High Vote Share" will mean:

          (i) the Class B Liberty Media Group Common Stock, par value $1.00 per share, of AT&T and any capital stock into which such stock may be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange, stock dividend or other transaction or event) (the "LMCB-Common"), and

          (ii) common stock of any class or series issued by Liberty or any Spin-Off Company that entitles the holders to greater voting power per share than the voting power per share to which holders of some other class or series of common stock of such issuer are entitled with respect to significant matters (such as the election of directors) as to which the holders of outstanding

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               shares of both classes or series vote together (with each other or with each other and one or more other classes or series of common stock of that issuer).

     (e) The term "Low Vote Stock" will mean:

          (i) the Class A Liberty Media Group Common Stock, par value $1.00 per share, of AT&T and any capital stock into which such stock may be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange, stock dividend or other transaction or event) (the "LMCA-Common"), and

          (ii) common stock of any class or series issued by Liberty or any Spin-Off Company that entitles the holders to lesser voting power per share than the voting power per share to which holders of some other class or series of common stock of such issuer are entitled with respect to significant matters (such as the election of directors) as to which the holders of outstanding shares of both classes or series vote together (with each other or with each other and one or more other classes or series of common stock of that issuer).

          (c) The term "Spin-Off Company" shall mean any corporation or limited liability company which initially is a subsidiary of Liberty, which succeeds to substantially all of the businesses and assets of Liberty and which is then "spun-off" to either Liberty shareholders (if Liberty then has common stock which is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended) or the holders of the LMCA-Common and the LMCB-Common.

          If the foregoing accurately expresses our understanding, please sign and return the enclosed counterpart of this letter.


                              Sincerely,

                              TELE-COMMUNICATIONS, INC.


                              By:
                                  ---------------------------------
                                  Stephen M. Brett
                                  Executive Vice President,
                                  Secretary and General Counsel

                              LIBERTY VENTURES GROUP LLC



                              By:
                                  ---------------------------------
                                  Stephen M.  Brett
                                  Vice President


                              LIBERTY MEDIA CORPORATION


                              By:
                                  ---------------------------------
                                  Stephen M.  Brett
                                  Vice President


Confirmed:


                              ESTATE OF BETSY MAGNESS


                              By:
--------------------------        ---------------------------------
     JOHN C. MALONE               Kim Magness, Personal Representative


--------------------------
      LESLIE MALONE           ESTATE OF BOB MAGNESS


                              By:
                                  ---------------------------------
--------------------------        Kim Magness, Personal
KIM MAGNESS, individually             Representative
and as Trustee of the
Magness Family Irrevocable    By:
Trusts and the Magness            ---------------------------------
Issue GST Trusts                  Gary Magness, Personal
                                  Representative

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__________________________
GARY MAGNESS, individually    MAGNESS SECURITIES LLC
and as Trustee of the
Magness Family Irrevocable
Trusts and the Magness        By:
Issue GST Trusts                  ---------------------------------
                                  Kim Magness, Manager


                              MAGNESS FT INVESTMENT COMPANY, LLC


                              By:
                                  ---------------------------------
                                  Kim, Magness, Manager


                              THE KIM MAGNESS FAMILY FOUNDATION


                              By:
                                  ---------------------------------
                                  Kim Magness, President


                              THE GARY MAGNESS FAMILY FOUNDATION


                              By:
                                  ---------------------------------
                                  Gary Magness, President